Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and between

FARMLAND PARTNERS INC.

and

GOOD SEED CAPITAL, LLC

Dated as of December 7, 2020

STOCK PURCHASE AGREEMENT dated as of December 7, 2020 (this “Agreement”) by and among Farmland Partners Inc., a Maryland corporation (the “Company”), and Good Seed Capital, LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

WHEREAS, the Company desires to issue and sell and the Investor has agreed to purchase, the Shares (as defined herein), on the terms and subject to the conditions set forth herein; and

WHEREAS,  the Company and the Investor are executing and delivering this Agreement in reliance upon the registration exemption afforded by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1              Certain Definitions. As used in this Agreement, the terms have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person; provided, for purposes of this Agreement, the Company and its subsidiaries shall not be deemed to be Affiliates of the Investor.

“Agreement” shall have the meaning set forth in the Preamble.

“Agreements and Instruments” shall have the meaning set forth in Section 3.5(a).

“Beneficial Ownership” means, with respect to any security, the ownership of such security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term ““Beneficial Owner” shall have correlative meaning.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Closing” shall have the meaning set forth in Section 2.2(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Units” shall have the meaning set forth in Section 3.3(b).

“Company” shall have the meaning set forth in the Preamble.

“Company Offering” shall have the meaning set forth in Section 6.2.

“Company SEC Documents” shall have the meaning set forth in Section 3.9(a).

“Confidentiality Agreement” means the Confidentiality Agreement between the Company and Equity Casa Grande, LLC, dated September 24, 2020.

“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.

“Environmental Law” or “Environmental Laws” shall have the meaning set forth in Section 3.8.

“Equity Incentive Plan” shall mean the Company’s Second Amended and Restated 2014 Equity Incentive Plan.

“ERISA” shall have the meaning set forth in Section 3.31.

“ERISA Affiliate” shall have the meaning set forth in Section 3.31.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” means generally accepted accounting principles of the United States as in effect on the date hereof.

“Governmental Entity” shall have the meaning set forth in Section 3.5(a).

“Governmental Licenses” shall have the meaning set forth in Section 3.7(c).

“Hazardous Material” shall have the meaning set forth in Section 3.8.

“Intellectual Property” shall have the meaning set forth in Section 3.29.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” shall have the meaning set forth in the Preamble.

“Investor Indemnitees” shall have the meaning set forth in Section 6.1.

“Investor Indemnified Liabilities” shall have the meaning set forth in Section 6.1.

“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and each of its subsidiaries, considered as one consolidated enterprise (including all of the Properties), whether or not arising in the ordinary course of business.

“Offering Blackout Period” shall have the meaning set forth in Section 6.2.

“OP Units” shall have the meaning set forth in Section 3.3(b).

“Operating Partnership” means Farmland Partners Operating Partnership, LP, a Delaware limited partnership.

“Partnership Agreement” shall have the meaning set forth in Section 3.1(b).

“Properties” means the farmland properties owned by the Company as disclosed in the SEC Documents.

“PCB” shall have the meaning set forth in Section 3.8.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Investors” means, collectively, the holders of the Series A Units.

“Preferred Investor Security Holder’s Agreement” means the Security Holders Agreement by and among the Company and the Preferred Investors.

“Purchase Commitment” shall have the meaning set forth in Section 2.1(a).

“Purchase Price” shall have the meaning set forth in Section 2.1(a).

“Registration Statement” shall have the meaning set forth in Section 6.1(a).

“REIT” shall have the meaning set forth in Section 3.20.

“Repayment Event” shall have the meaning set forth in Section 3.5.

“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.

“Required Registration” shall have the meaning set forth in Section 6.1(a).

“Sanctions” shall have the meaning set forth in Section 3.36.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series A Preferred Units” shall have the meaning set forth in Section 3.3(b).

“Series B Preferred Units” shall have the meaning set forth in Section 3.3(b).

“Shares” shall have the meaning set forth in Section 2.1(a).

“Subsidiary” or “Subsidiaries” shall have the meaning set forth in Section 3.1(c).

ARTICLE II

PURCHASE And Sale of shares

Section 2.1              Purchase Commitment.

(a)            Subject to the terms and conditions of this Agreement, the Investor shall purchase (the “Purchase Commitment”) from the Company an aggregate of 1,250,000 shares of Common Stock for total consideration of $10,000,000 (the “Purchase Price”). Shares of Common Stock acquired by the Investor pursuant to the Purchase Commitment are collectively referred to as the “Shares.”

(b)            On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase Commitment (the “Closing”) shall occur simultaneously with the execution of this Agreement, at which time the Company shall deliver to the Investor the Shares against payment by or on behalf of the Investor of the Purchase Price by wire transfer in immediately available funds to the account designated by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as of the date hereof:

Section 3.1              Organization.

(a)            The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company SEC Documents and to enter into and perform its obligations under this Agreement and, as the sole member of the general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(b)            The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Company SEC Documents and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Company is the sole member of the general partner of the Operating Partnership. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(c)            Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, and each Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Company SEC Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other restrictions of any kind. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company and the Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, directives and orders of any Governmental Entity applicable to them, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or the Subsidiaries has received any communication asserting noncompliance with any statute, law, rule, regulation, judgment, directive or order except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.2              Authorization.

The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery of this Agreement by the Investor, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (1) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law or public policy.

Section 3.3              Capitalization.

(a)            As of the date hereof, (i) the Company is authorized to issue up to 500,000,000 shares of Common Stock and has 29,312,271shares of Common Stock outstanding (ii) the Company is authorized to issue up to 100,000,000 shares of preferred stock that may be issued in one or more series, 6,037,500 shares of which have been designated as “Series B Participating Preferred Stock,” and 5,831,870 of which are outstanding and (iii) 248,466 shares of Common Stock remain available for future issuance under the Equity Incentive Plan. All of the outstanding shares of Common Stock and preferred stock have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

(b)            As of the date hereof, (i) there are 30,960,063 common units of limited partnership interest (“Common Units”) in the Operating Partnership outstanding, 29,321,271 of which are owned by the Company, (ii) there are 117,000 Series A preferred units (“Series A Preferred Units”) of limited partnership interest in the Operating Partnership issued and outstanding, and (iii) there are 5,831,870 Series B participating preferred units of limited partnership interest in the Operating Partnership (“Series B Preferred Units” and, together with the Common Units and Series A Preferred Units “OP Units”) outstanding, all of which are owned by the Company. All of the outstanding OP Units have been duly authorized and validly issued and are fully paid.

(c)            Except for Common Units, which may be tendered for redemption by the holders thereof for cash, or at the Company’s option, for shares of Common Stock, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(d)            Except as set forth in the Preferred Investor Security Holder’s Agreement, there are no persons with registration rights or other similar rights to have any securities registered for resale by the Company under the Securities Act.

(e)            The Company has not granted to any person or entity a stock option or other equity-based award to purchase or receive common stock of the Company or partnership units of the Operating Partnership pursuant to the Equity Incentive Plan.

(f)            Other than as set forth in the Preferred Investor Security Holders Agreement and the Company’s charter, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (x) restricts the transfer of any shares of capital stock of the Company or (y) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

Section 3.4              Valid Issuance of Shares.

The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, free from all taxes, liens (other than liens created by the Investor) and charges with respect to the issue thereof, fully paid and non-assessable, will not be subject to the preemptive or similar rights of any securityholder of the Company or any other person and will conform to the description of the Common Stock in the Company SEC Documents; no holder is or will be subject to personal liability by reason of being such a holder; and no further approval or authority of the stockholders of the Company or the Board is required for the issuance and sale of the Shares other than as contemplated herein.

Section 3.5              Non-Contravention; Governmental Authorizations.

(a)            Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate or limited partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Company SEC Documents or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

Section 3.6              Absence of Further Requirements.

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any of its subsidiaries of its obligations hereunder, in connection with the issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange or state securities laws.

Section 3.7              Compliance with Laws; Permits.

(a)            The Company and each of its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Laws and applicable stock exchange requirements.

(b)            The Company has taken all necessary actions to ensure that the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the date of this Agreement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company.

(c)            Each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental entities necessary to conduct the business now operated by the Company and the Subsidiaries, except where the failure to possess such Governmental Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are, to the knowledge of the Company, valid and in full force and effect except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation, termination or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.8              Environmental Matters

Except as would not, singly or in the aggregate, result in a Material Adverse Effect and to the knowledge of the Company, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, standards, legally binding final guidance document or directives, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, directive, decision, consent, decree or judgment, now or hereinafter in effect, regulating, imposing liability, standards or obligations of conduct or relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, plants or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, exposure to or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and its subsidiaries have all permits, authorizations and approvals required by Environmental Laws and are in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Company or any of its subsidiaries; (D) there are no events or circumstances that would require clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws; (E) there have been no and are no (i) aboveground or underground storage tanks; (ii) landfills; (iii) surface impoundments; (iv) disposal areas; (v) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (vi) asbestos or asbestos containing materials; (vii) lead-based paints; (viii) mold or other airborne contaminants; or (ix) dry-cleaning facilities in, on, under or about any Property owned directly or indirectly by the Company or its subsidiaries; (F) neither the Company nor any of its subsidiaries is conducting or funding any investigation, cleanup, mitigation, restoration, or remedial or corrective action, or is subject to any written agreement to assume the liability of any other Person (including without limitation an agreement to indemnify or hold harmless any such other Person), whether voluntarily pursuant to or as required by any Environmental Law, with respect to any release of Hazardous Materials that has resulted in or could reasonably be anticipated to result in material liability under Environmental Laws against the Company or any of its subsidiaries; and (G) all waste materials generated by the Company and its subsidiaries have been properly stored, transported, treated and disposed of in accordance with all Environmental Laws in all material respects.

Section 3.9              Periodic Filings; Financial Statements.

(a)            The Company has filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto (collectively the “Company SEC Documents”), that were required to be filed with the SEC under the Exchange Act. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the Company SEC Documents contained, when filed with the SEC, and if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

(b)            (i) The financial statements included in the Company SEC Documents, together with the supporting schedules, if any, and notes, present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified and such financial statements and supporting schedules, if any, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; and (ii) to the extent applicable, all disclosures in the Company SEC Documents regarding “non-GAAP financial measures” (as defined in the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act and the Exchange Act.

(c)            Each of the accounting firms that has audited the financial statements prepared in conformity with GAAP included in Company SEC Documents is an independent registered public accounting firm as required by the Securities Act and the Exchange Act, the rules and regulations of the SEC thereunder and the rules of the Public Company Accounting Oversight Board.

(d)            The Company and each of its subsidiaries has established and maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Company SEC Documents, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(e)            The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act and the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described.

Section 3.10            Litigation.

There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their respective obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Company SEC Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11            Absence of Certain Changes.

Since the date of the latest financial statements included in the Company SEC Documents (A) there have been no events,  occurrences or developments that have or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those entered into in the ordinary course of business, which are material with respect to such entities considered as one enterprise, or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock, and OP Units, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entity.

Section 3.12            Brokers and Finders.

The Company has not incurred any liability for any brokerage commission, placement agent’s fees, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

Section 3.13            Taxes.

(a)            Each of the Company and the Subsidiaries has filed on a timely basis all foreign, U.S. federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, and all such tax returns are true, correct and complete in all material respects; each of the Company and the Subsidiaries has paid, in all material respects, all taxes required to be paid by it and any other material assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(b)            On the date of hereof, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to the Investor hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

Section 3.14            Integration; Other Issuances of Shares.

Neither the Company, nor any Affiliate of the Company, nor, any person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act, that would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities Law exemptions or any applicable stockholder approval exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Shares to be integrated with other offerings.

Section 3.15            No General Solicitation.

Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

Section 3.16            Offering; Exemption.

Assuming the accuracy of the Investor’s representations and warranties set forth in Article IV of this Agreement, no registration under the Securities Act or any applicable state securities Law is required for the offer and sale of the Shares by the Company to the Investor as contemplated hereby. With respect to the issuance of the Shares, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any Beneficial Owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act except for items covered by Rule 506(d)(2) or (d)(3).

Section 3.17            No Manipulation or Stabilization.

None of the Company, the Subsidiaries or, to the knowledge of the Company, any other Affiliate of the Company or any person acting on their respective behalf has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

Section 3.18            Investment Company Act.

The Company is not nor, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the proceeds therefrom, will it be an “investment company”, required to register under the Investment Company Act.

Section 3.19            Employee Relations.

No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect. No officer or other key person of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by such officer or other key person engaging in the present or proposed business activities of the Company or the Operating Partnership as described in the Company SEC Documents.

Section 3.20            Federal Tax Status.

Commencing with its short taxable year ended December 31, 2014, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2020 and each taxable year thereafter. The Company has elected to be treated as a REIT under the Code, commencing with its short taxable year ended December 31, 2014. The Company satisfied all requirements for qualification as a REIT under the Code for the Company’s short taxable year ended December 31, 2014 and intends to continue to qualify as a REIT under the Code for each taxable year thereafter, and the Company does not know of any event that could cause the Company to fail to qualify as a REIT under the Code during any such time.

Section 3.21            Payment of Taxes.

The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

Section 3.22         Transfer Taxes.

There are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

Section 3.23          Insurance.

The Company and each of its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts, if greater, as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

Section 3.24         Acknowledgment Regarding Investor’s Purchase of Shares.

The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of their respective Representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives. Any review of the Company by the Investor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investor and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other Representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investor with respect thereto.

Section 3.25          No Additional Agreements.

Other than this Agreement, the Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by this Agreement.

Section 3.26         New York Stock Exchange Listing.

The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

Section 3.27         Title to Personal Property.

The Company and its subsidiaries have good and marketable title to, or valid and marketable rights to lease or otherwise use, all items of personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.28          Real Property.

(i) The Company and its subsidiaries have good and marketable fee simple title to all real property owned by them and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Company SEC Documents or (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; (ii) all of the leases and subleases, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries lease the Properties, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above; (iii) except as otherwise set forth in or described in the Company SEC Documents, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, in whole or in part, by the Company or its subsidiaries; (iv) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) neither the Company nor any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Company SEC Documents and except for such failures to comply that could not individually or in the aggregate materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vii) neither the Company nor any of its subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (viii) except as could not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (a) there are no encroachments upon any Property by improvements on an adjacent property, (b) none of the improvements, if any, on any Property encroach on any adjacent property, streets or alleys and (c) there are no subleases with respect to any Property or portion thereof; (ix) except as set forth in the Company SEC Documents, neither the Company nor any of its subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the Company SEC Documents; (x) neither the Company nor any of its subsidiaries holds any Property under a ground lease; (xi) all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems, if any, contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; (xii) except as described in the Company SEC Documents, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could have a Material Adverse Effect; and (xiii) to the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Company SEC Documents, and, with respect to (A) through (F) below, except as could not, individually or in the aggregate, have a Material Adverse Effect: (A) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (B) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of any land or personal property (owned by the Company or any of its subsidiaries) at the Properties (the “Leases”) are in possession of their respective premises; (C) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Company SEC Documents; (D) neither the Company nor any of its subsidiaries has waived any material provision under any of the Leases; (E) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (F) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease. Each of the Leases constitutes a valid and binding obligation of the Company and its subsidiaries, in each case to the extent a party thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

Section 3.29          Possession of Intellectual Property.

The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

Section 3.30          No Acquisitions or Dispositions.

Except as set forth in the Company SEC Documents, there are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of interests in assets or real property that are material to the Company and its subsidiaries considered as one enterprise.

Section 3.31          Employee Benefits.

(i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” maintained or contributed to by the Company and each of its subsidiaries that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

Section 3.32         No Further Reliance.

The Company acknowledges that it is not relying upon any representation or warranty made by the Investor not set forth in this Agreement.

Section 3.33         Transactions With Affiliates.

Except as set forth in the Company SEC Documents, none of the executive officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act and the Exchange Act.

Section 3.34          Foreign Corrupt Practices Act.

Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.35          Money Laundering Laws.

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 3.36          OFAC.

None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or Representative of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that as of the date hereof:

Section 4.1            Organization and Authority.

The Investor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has all necessary limited liability company power and authority to own its property and assets and conduct its business in all material respects as currently conducted and has been duly qualified as a foreign business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Investor’s ability to consummate the transactions contemplated hereby on a timely basis.

Section 4.2            Authorization.

The Investor has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Investor’s board of managers or managing members or partners, as the case may be, and no further approval or authorization by any of its stockholders, members, partners or other equity owners is required. This Agreement constitutes the valid and binding obligation of the Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

Section 4.3            Non-Contravention; Governmental Authorization.

(a)            The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereunder will not: (1) conflict with or violate any provision of its certificate of formation, limited liability company agreement or similar governing documents; or (2) assuming compliance with the statutes and regulations referred to in Section 4.3(c), (i) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which such Investor is a party or by which its properties may be bound or affected; or (ii) conflict with or violate any order, Law, statute, rule or regulation of any Governmental Entity, applicable to the Investor, except in the case of clause (2)(i) and (2)(ii), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b)            No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, is required for the purchase of the Shares by the Investor hereunder and the consummation by the Investor of the transactions contemplated by this Agreement.

(c)            Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other Governmental Entity necessary in connection with the execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated herein has been obtained or made and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 4.4            Compliance with Laws.

Neither the Investor, nor, to the knowledge of the Investor, any other Persons acting on its behalf, is in material violation of any applicable federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement of any Governmental Entity, except where such violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement. To the knowledge of the Investor, neither the Investor or any other Persons acting on its behalf is being investigated with respect to, or has been overtly threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement.

Section 4.5            Securities Act Compliance.

(a)            The Shares being acquired by such Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and it fully understands the limitations on ownership, sale, transfer or other disposition of the Shares. The Investor understands that the Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law.

(b)            The Investor understands and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Shares have not been and, except as contemplated by the registration rights provided for in this Agreement, will not be registered under the Securities Act and that such Shares may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act, including, without limitation, the exemption provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws.

Section 4.6           Short Sales.

Since being contacted by the Company, the Investor has not taken any action that has caused such Investor to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

Section 4.7           Control.

The Investor is acquiring the Shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect and no Investor shall be required to file a Schedule 13D with the SEC as a result of the acquisition of the Shares.

Section 4.8           Brokers and Finders.

Neither the Investor nor any of its controlled Affiliates or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for such Investor or any of its controlled Affiliates or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby, in each case, for which the Company will have liability.

Section 4.9            Information.

The Investor and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Investor or its advisers. The Investor is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, such Investor is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment.

Section 4.10          Confidentiality. The Company and the Investor acknowledge and agree that as of the date hereof the Confidentiality Agreement, and all provisions and obligations thereof, remain in full force and effect.

Section 4.11          Investor Activities.

The Investor is not a broker-dealer and does not need to be registered as a broker-dealer.

Section 4.12          No Further Reliance.

The Investor acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement. Without derogating from or limiting the Investor’s right to rely on representations and warranties of the Company set forth in this Agreement, the Investor acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries that such Investor considers sufficient for purposes of the purchase of the Shares.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1           Conditions to the Obligations of the Investor.

The obligation of the Investor to purchase and pay for the Shares to be sold to such Investor is subject to the fulfillment to the Investor’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

(a)            the representations and warranties of the Company in Section 3 shall (a) with respect to representations and warranties that contain a Material Adverse Effect or materiality qualification, be true and correct when made and at the time of, and immediately after giving effect to, the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (b) with respect to representations and warranties that do not contain a Material Adverse Effect or materiality qualification, be true and correct in all material respects when made and at the time of, and immediately after giving effect to, the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)            the Company shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the date hereof;

(c)            no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the Closing; and

(d)            the Shares shall be approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

Section 5.2            Conditions to the Obligations of the Company.

The obligation of the Company to sell and issue the Shares to the Investor is subject to the is subject to the fulfillment to the Company’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

(a)            the representations and warranties of the Investor in Section 4 shall (a) with respect to representations and warranties that contain a Material Adverse Effect or materiality qualification, be true and correct when made and at the time of, and immediately after giving effect to, the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (b) with respect to representations and warranties that do not contain a Material Adverse Effect or materiality qualification, be true and correct in all material respects when made and at the time of, and immediately after giving effect to, the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(b)            the Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing.

ARTICLE VI

Registration rights

Section 6.1           Required Registration

(a)            The Company shall use its reasonable best efforts to file with the SEC, prior to the date that is 180 days after the date hereof, a registration statement (a “Registration Statement”) covering the registration of the resale at any time or from time to time of all Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC (the “Required Registration”). To the extent the staff of the SEC does not permit all of the Shares to be registered on a single Registration Statement, the Company shall file additional Registration Statement(s) successively trying to register on each such additional Registration Statement the maximum number of remaining Shares until the earlier of (a) all of the Shares have been registered with the SEC, and (b) the date on which all of the remaining Shares may be sold without restriction or limitations pursuant to Rule 144 and without requirement to be in compliance with Rule 144(c)(1) (or any successor thereto). The Registration Statement shall be on Form S-3, unless the Company is not then eligible to file a Registration Statement on Form S-3 under the Securities Act, in which case (i) the Registration Statement shall be on Form S-11 or other appropriate form under the Securities Act which the Company is then eligible to file and (ii) the Company shall undertake to register the Shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Shares has been declared effective by the SEC. Notwithstanding anything to the contrary included in this Agreement, the Company shall not be required to file the Registration Statement pursuant to this Agreement if, at the time the Company is required to file the Registration Statement, all Shares may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) under the Securities Act.

(b)            The Company agrees (subject to Section 6.2 hereof) to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof. The Company agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) under the Securities Act for a period that will terminate upon the earlier of (i) the date on which all Shares covered by the Registration Statement have been sold and (ii)  the date on which all of the Shares covered by the Registration Statement may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) under the Securities Act.

(c)            Upon request from the Company, and as a condition of the Company’s obligation to include any of the Investor’s Shares under the Registration Statement, the Investor shall provide to the Company all information about the Investor that counsel to the Company reasonably concludes is required to be included in the Registration Statement pursuant to applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act and any applicable “blue sky” laws, rules or regulations. Upon the request of the Company, the Investor shall promptly provide updates of all Investor information included in the Registration Statement, as applicable.

(d)            The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Investor to sell the Registrable Shares pursuant to Rule 144 under the Securities Act.

(e)            The Company shall notify the Investor of the effectiveness of any Registration Statement applicable to the Shares.

Section 6.2            Suspension of Registration Statement

The Company shall promptly use commercially reasonable efforts to prevent the issuance by the SEC of any order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose. The Company shall promptly notify the Investor of, and confirm in writing, the issuance by the SEC of any such order suspending the effectiveness of the Registration Statement with respect the Investor’s Shares or the initiation of any proceedings for that purpose. The Company shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable.

Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation under this Agreement to file, amend or supplement the Registration Statement, or to cause the Registration Statement, or any filings under any state securities laws, to become or remain effective shall be suspended, for one or more periods, in the event of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that (i) would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality, (ii) render the Company unable to comply with SEC requirements, (iii) would otherwise make it impractical or unadvisable to cause the Registration Statement or such filings to be filed, amended or supplemented or to become effective (any such circumstances being hereinafter referred to as a “Suspension Event”). The Company shall notify the Investor of the existence of any Suspension Event by promptly delivering to the Investor a certificate signed by an executive officer of the Company stating that a Suspension Event has occurred and is continuing.  Notwithstanding the foregoing, the Company’s right to suspend its obligations as provided above (the “Suspension Right”) shall in no event be for more than thirty (30) consecutive days or for more than ninety (90) days in any 12-month period, and the first day of any such suspension must be at least five (5) days after the last day of any prior suspension. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be entitled to seek from the Investor one or more waivers allowing the Company to delay the filing of the Registration Statement or the declaration of the Registration Statement’s effectiveness with the SEC, as applicable, which waiver shall not be withheld, conditioned or delayed unless, within five days after receipt of the Company’s waiver request, the Investor represent to the Company in writing that the number of Shares that the Investor intends to sell in the three months subsequent to the Company’s request for a waiver would exceed the aggregate number of Shares that could be sold in accordance with the volume limitations under Rule 144.

The Investor agrees, if requested by the Company in connection with a registered offering of the Company’s securities (each, a “Company Offering”), not to effect any disposition of any of the Shares during the period (the “Offering Blackout Period”) beginning upon receipt by the Investor of written notice from the Company, but in any event no earlier than the thirtieth (30th) day preceding the anticipated date of pricing of such Company Offering, and ending ninety (90) days after the closing date of such Company Offering, unless such Offering Blackout Period is otherwise lessened or waived by the Company, in its sole discretion.  Such agreement shall be in writing in the form reasonably satisfactory to the Company.

The Investor agrees that, following the effectiveness of the Registration Statement, the Investor will not affect any dispositions of any of the Shares pursuant to the Registration Statement or any filings under any state securities laws at any time after the Investor has received notice from the Company to suspend dispositions as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. The Investor will maintain the confidentiality of the fact that it has received written notice from the Company regarding a Suspension Event as well as any information included in such notice unless otherwise required by law or subpoena. The Investor may recommence effecting dispositions of the Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Company, which notice shall be given by the Company promptly after the conclusion of any such Suspension Event.

ARTICLE VII

Indemnification and contribution

Section 7.1            Indemnification of Investor

In consideration of the Investor’s execution and delivery of this Agreement and the acquisition of the Shares hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its Affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other Representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees of the Investor Indemnitee’s choice and disbursements (the “Investor Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (1) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (2) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated therein or (3) any cause of action, suit or claim brought or made against such Investor Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, other than as set forth in Section 7.2 or with respect to Investor Indemnified Liabilities which directly and primarily result from (A) a breach of any of such Investor’s representations and warranties, covenants or agreements made in this Ag or any certificate, instrument or document contemplated therein or (B) the gross negligence, bad faith, willful misconduct or malfeasance of such Investor or any other Investor Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Investor Indemnified Liabilities which is permissible under applicable law. Notwithstanding the provisions of this Section 7.1, the Company shall not be required to contribute any amount pursuant to this Agreement in excess of the aggregate purchase price paid by the Investor for the Shares.

Section 7.2            Indemnification of the Company.

The Investor agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the Investor, but only with respect to information related to the Investor, or their plan of distribution, furnished in writing by the Investor or any of its managers, members, managing members, general partners, officers, directors, employees and agents to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. The Investor shall not be required to indemnify any Person pursuant to this Section 7.2 for any amount in excess of the net proceeds received by the Investor from the sale of the Shares sold for the account of the Investor.

Section 7.3            Indemnification Procedures.

If any action shall be brought against any Investor Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Investor Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Indemnitee. Any Investor Indemnitee shall have the right to employ separate counsel (or, if more than one Investor is the subject of any action in respect of which indemnity is sought, one counsel for all such Investor) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Indemnitee except to the extent that (1) the employment thereof has been specifically authorized by the Company in writing, (2) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (3) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Investor seeking indemnity. The Company will not be liable to any Investor Indemnitee under this Agreement (y) for any settlement by an Investor Indemnitee effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Investor Indemnitee’s breach of its representations, warranties or covenants under this Agreement or any conduct by such Investor Indemnitee which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Indemnitee against the Company or others and any Liabilities the Company may be subject to pursuant to applicable Law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1            Interpretation

When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.

Section 8.2           Legends.

The Investor agrees with the Company, each share of Share purchased by the Investor pursuant to this Agreement shall contain a legend substantially to the following effect until the date that is one year after the later of the date of issuance or the last date on which the Company or any Affiliate of the Company was the owner thereof, unless the Company determines otherwise in accordance with applicable Law:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN THE CASE OF (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Section 8.3           Notices.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by email, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

Farmland Partners Inc.

4600 S. Syracuse Street, Suite 1450

Attention: General Counsel

Email: Legal@farmlandpartners.com

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

2000 Pennsylvania, NW, Suite 6000

Washington, DC 20006-1888

Attention: Justin R. Salon

Email: justinsalon@mofo.com

If to the Investor:

Good Seed Capital, LLC

2 North Riverside Plaza, Suite 700

Chicago, Illinois 60606

Attention: Darrin Forbes

Email: dforbes@equityinternational.com;

legalnotices@equityinternational.com

Section 8.4            Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.5            Publicity.

The Investor shall have the right to approve (which approval shall not be unduly withheld, conditioned or delayed) any press release prior to its issuance, filing with the SEC or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Investor, their purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without such prior approval of the Investor, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Investor in connection with any such press release or other public disclosure at least one Business Day prior to its release or use by the Company.

Section 8.6           Amendments and Waivers.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 8.7            Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise. Without limiting the foregoing, none of the rights of the Investor hereunder shall be assigned to, or enforceable by, any Person to whom an Investor may transfer capital stock of the Company.

Section 8.8            Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8.9           Jurisdiction.

The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 8.10          Waiver Of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.11          Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 8.12          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.13          Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 8.14          Counterparts; No Third Party Beneficiaries.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Except as set forth in Article 9, no provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FARMLAND PARTNERS INC.

By:	/s/ Paul A. Pittman
Name:	Paul A. Pittman
Title:	President and Chief Executive Officer

GOOD SEED CAPITAL, LLC

By:	/s/ Thomas Heneghan
Name:	Thomas Heneghan
Title:	Chief Executive Officer